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                       ENSYS ENVIRONMENTAL PRODUCTS, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 1996

    The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of special stockholders meeting to be held on December 30, 1996 and appoints Grover C. Wrenn and James M. Terrell, Ill, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote at the special meeting of stockholders of EnSys Environmental Products, Inc. ("EnSys") to be held on December 30, 1996, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/ Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    THE APPROVAL OF EACH OF PROPOSALS 1, 2, 3 AND 4 (THE "MERGER PROPOSALS") IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS. THE APPROVAL OF THE AMENDED AND RESTATED ENSYS 1995 STOCK INCENTIVE PLAN IS NOT CONDITIONED ON THE APPROVAL OF THE MERGER PROPOSALS.

    1. Approval and adoption of the Agreement and Plan of Merger dated as of October 11, 1996 (the "Agreement and Plan of Merger") between EnSys and Strategic Diagnostics Inc., a Delaware corporation ("SDI"), providing for the merger (the "Merger") of SDI with and into EnSys, with EnSys continuing as the surviving corporation (the "Surviving Corporation"), and the transactions contemplated thereby.

             FOR / /             AGAINST / /             ABSTAIN / /

    2. Approval and adoption of the amendment and restatement of EnSys' Certificate of Incorporation to change the corporate name of the Surviving Corporation to "Strategic Diagnostics Inc."

             FOR / /             AGAINST / /             ABSTAIN / /

                          (CONTINUED ON REVERSE SIDE)
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    3.  Approval and adoption of the amendment and restatement of EnSys'
Certificate of Incorporation to increase the number of authorized shares of EnSys capital stock from 25,000,000 shares of common stock to: (i) 35,000,000 shares of Surviving Corporation common stock (ii) 2,164,362 shares of Surviving Corporation Series A convertible preferred stock; (iii) 17,500,000 shares of "blank check" preferred stock which may be issued from time to time by the Board of Directors of the Surviving Corporation with such rights, preferences and other designations as the Board of Directors shall determine.

             FOR / /             AGAINST / /             ABSTAIN / /

    4. Approval and adoption of the amendment and restatement of EnSys' Certificate of Incorporation to reclassify the Board of Directors.

             FOR / /             AGAINST / /             ABSTAIN / /

    5. Approval and adoption of the Amended and Restated EnSys 1995 Stock Incentive Plan.

             FOR / /             AGAINST / /             ABSTAIN / /

    The Board of Directors recommends a vote FOR each of Proposals 1,2,3,4 and
5. This proxy, when properly executed, will be voted as specified above, and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.
                                           Dated: _________________________ 1996
                                           ______________________________ (SEAL)

                                                    (SIGNATURE)
                                           ______________________________ (SEAL)

                                                    (SIGNATURE)

                                           NOTE: Please sign above exactly as
                                           name appears on the Stock
                                           Certificate. If stock is held in the
                                           name of two or more persons, all must
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by President
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

   PLEASE RETURN YOUR EXECUTED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE.